UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Announcement Related to Tender and Exchange Offer

Citadel Broadcasting Corporation (the “Company”), the Wilmington Trust Company, the trustee under the Indenture (the “Indenture”) governing the Company’s 1.875% convertible subordinated notes due 2011 (the “Notes”), and holders of a majority in principal amount of the outstanding Notes (the “Noteholders”) entered into a Settlement Agreement, dated March 19, 2008, (the “Settlement Agreement”) that resulted in the settlement of the Company’s litigation in the Supreme Court for the State of New York relating to the Indenture and the Notes (“Litigation”). The Litigation resulted from allegations on behalf of certain holders of the Notes that events of default had arisen under the Indenture as a result of the merger agreement and other agreements that the Company had entered into with The Walt Disney Company (“Disney”) relating to the acquisition of the ABC Radio Network and radio station businesses.

Pursuant to the Settlement Agreement, among other things, the Company has agreed to commence a tender and exchange offer (the “Offer”) for all of the outstanding Notes as soon as reasonably practicable, but not later (subject to certain exceptions) than 60 days after the later of (a) the signing of the Settlement Agreement, (b) the filing of the stipulation of discontinuance with the Supreme Court for the State of New York dismissing the pending litigation between the Company and the Wilmington Trust Company upon the satisfaction of all the conditions precedent to, and execution of, the Settlement Agreement, (c) the receipt of consent of Disney, and (d) confirmation establishing the Noteholders as holders of a majority of principal amount of the Notes. The Company received Disney’s consent on March 13, 2008 and confirmation establishing the Noteholders as holders of a majority of principal amount of the Notes as required pursuant to the terms of the Settlement Agreement on or about April 9, 2008. The parties to the Settlement Agreement promptly filed the stipulation of discontinuance with the Supreme Court for the State of New York dismissing the Litigation on Apri1 10, 2008. Therefore, within 60 days after April 10, 2008, the Company intends to commence the Offer, subject to compliance with all applicable laws, rules and regulations.

The Litigation is more fully described in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 29, 2008, in Part I, Item 3, “Legal Proceedings,” which is incorporated herein by reference. In addition, a summary of the material terms of the Settlement Agreement was included in Item 8.01 of the Company’s Current Report on Form 8-K, which the Company filed on February 12, 2008 with the SEC and is incorporated herein by reference. That summary is qualified in its entirety by reference to the complete text of the Settlement Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 25, 2008 and is incorporated herein by reference. We encourage you to read the Settlement Agreement in its entirety. Lastly, a summary of the material terms of the Offer was included in Item 8.01 of the Company’s Current Report on Form 8-K, which the Company filed on February 12, 2008 with the SEC and is incorporated herein by reference.

Important Information Regarding Tender and Exchange Offer

This report is not a recommendation, an offer to purchase or a solicitation of an offer to sell any securities of the Company. The Company has not commenced the tender and exchange offer described in the Settlement Agreement. Upon commencement of the tender and exchange offer, the Company expects to file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Securityholders are urged to carefully read these documents, when they become available, as they will contain important information, including the various terms of, and conditions to, the tender and exchange offer. Securityholders can obtain a copy of the tender offer statement, letter of transmittal and other related materials, when they become available, free of charge from the SEC’s Edgar Database, which can be accessed through the SEC’s Internet site (http://www.sec.gov). We urge Securityholders to carefully read those materials, when they become available, prior to making any decision with respect to the tender and exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: April 16, 2008

	By:	/s/ Jacquelyn J. Orr
	Name:	Jacquelyn J. Orr
	Title:	General Counsel & Vice President

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